UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

March 3, 2025
Date of Report (date of earliest event reported)
DROPBOX, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-38434	26-0138832
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1800 Owens St.
San Francisco, California 94158
(Address of principal executive offices)
(415) 930-7766
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Class A Common Stock, par value $0.00001 per share	DBX	The NASDAQ Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 3, 2025, Bart Volkmer, Chief Legal Officer of Dropbox, Inc. (“Dropbox” or the “Company”) notified the Company of his decision to resign after more than thirteen years with the Company. Mr. Volkmer’s resignation will be effective on March 28, 2025, following which he will remain available as an advisor to the Company through April to ensure a smooth transition.

“I’ve spent most of my career at Dropbox, and it’s been a tremendous experience from start to finish,” said Mr. Volkmer. “I’m proud of the incredible achievements we’ve made as a company and the role our teams on legal have been able to play in all of it. Thank you to Drew for the unwavering support and opportunity to be a part of this journey.”

The Company’s Board of Directors (the “Board”) has appointed William Yoon, the Company’s Vice President, Product Counseling & Privacy, to succeed Mr. Volkmer as Chief Legal Officer, effective March 28, 2025.

“Bart has been one of Dropbox’s biggest champions since the early days, and I’m grateful for the guidance and leadership he’s brought to the Company over the last 13 years. It’s hard to imagine Dropbox without him,” said Drew Houston, Dropbox’s Chief Executive Officer and Chairman of the Board. “I’m looking forward to working with Will as our new Chief Legal Officer. He’s a tenured product and privacy lawyer and I’m confident in his ability to lead our legal organization through our company’s next stage.”

“Thank you to Drew and the management team for this opportunity, and for Bart for trusting me with this role,” said Mr. Yoon. “It’s a privilege to be able to lead this team and I’m excited for what’s ahead.”

Mr. Yoon, 46, has served as Dropbox’s Vice President, Product Counseling & Privacy since 2021, and the Company’s Chief Privacy Officer since 2020. He first joined Dropbox in 2013, when he founded the Company’s product counseling team, and has since taken on increasing responsibilities, most recently overseeing product counseling, privacy, commercial, litigation, and regulatory. In addition to Dropbox, Mr. Yoon has held leadership roles in product counseling and privacy functions at Facebook and Google. Prior to joining Google, Mr. Yoon practiced law at Foley & Lardner LLP, a law firm, from 2006 to 2010. Mr. Yoon holds a Juris Doctor from Northwestern University Pritzker School of Law and a Bachelor of Arts in Government - Latin American Studies from Cornell University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 7, 2025

Dropbox, Inc.
/s/ Timothy Regan
Timothy Regan
Chief Financial Officer